Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

      We consent to the use in this Registration Statement of Circuit Research Labs, Inc. on Form SB-2 of our report dated April 16, 2001 (May 17, 2001 as to Notes 4 and 10) appearing in the Prospectus, which is part of this Registration Statement.

      We also consent to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
September 18, 2001